Exhibit A

                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement of Merger"), dated as of April 10, 2002, is among PNW Capital, Inc. a Delaware corporation ("Parent"), and Industrial Minerals, Inc., a Nevada corporation (the "Company") (collectively "Constituent Corporations").

          WHEREAS, Parent owns 91% of the shares of the Company and the parties thereto have agreed to the merger of the Company with and into Parent; and

          WHEREAS, Parent, as the 91% shareholder of Company and, the respective Boards of Directors of Parent and the Company,) have each approved the merger of the Company into Parent in accordance with the Delaware General Corporation Law and

         WHEREAS, this Agreement of Merger shall be filed with a Certificate of Merger and Articles of Merger with the Secretaries of State of Delaware and Nevada respectively in order to consummate the merger of the Company with and into Parent; and

          WHEREAS, Parent and the Company have agreed to execute and file this Agreement of Merger as provided under the Delaware Law and the Nevada Statutes.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Company hereby agree as follows:

         1. The Merger. At the Effective Time, in accordance with this Agreement of Merger, and Delaware Law and the Nevada Statutes, the Company shall be merged (such merger being herein referred to as the "Merger") with and into the Parent, the separate existence of the Company shall cease, and Parent shall continue as the Surviving Corporation. Parent hereinafter sometimes is referred to as the "Surviving Corporation."

          2. Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall change its name to " Industrial Minerals, Inc."; and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving

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Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         3. Consummation of the Merger. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware and Nevada a Certificate of Merger (Delaware) and Articles of Merger under this Agreement of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law and the Nevada Statutes (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date").

         4. Articles of Incorporation: Bylaws: Directors and Officers. The Articles of Incorporation and bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and bylaws of the Parent as in effect immediately prior to the Effective Time until thereafter amended as provided therein and under Delaware Statues.

         5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the shares (the "Shares") of common stock, (the "Common Stock") of the
Company:


          (a) Each Share issued and outstanding of Parent immediately prior to the Effective Time shall remain as issued and outstanding common stock of parent without change.

          (b) Each Share which is held in the treasury of the Company or which is owned by any direct or indirect subsidiary of the Company shall be canceled and retired, and no payment shall be made with respect thereto. Each share of Company owned by Parent shall be cancelled and retired and no payment shall be made in respect thereto.

          (c) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged.

          (d) Each share of Common Stock of Company issued and outstanding immediately prior to the Effective Time shall be retired into treasury, of the Surviving Corporation. (Parent) and in conversion thereof, one share of Parent

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shall be issued for each share of Company issued and outstanding, except as to those share owned by Parent.

          (e) No Fractional Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued.

         6. Taking of Necessary Action: Further Action. Each of Parent, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the Delaware Law, the Nevada Statutes or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

IN WITNESS WHEREOF, Parent, and the Company have caused this Agreement of Merger to be executed as of the date first above written.

                            PNW CAPITAL, INC.
                            (A Delaware corporation)


                            By:_______________________________
                                President, Ed Verby

                            INDUSTRIAL MINERALS, INC.
                            (A Nevada corporation)


                            By:__________________________
                               Ed Verby, President of Industrial Minerals, Inc.